                                                                     Exhibit 4.7




              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
 SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED  AND SOLD ONLY IF SO
                      REGISTERED OR IF AN EXEMPTION FROM
                           REGISTRATION IS AVAILABLE.

                             TELECHIPS CORPORATION

                     Warrant for the Purchase of Shares of
              Series A 10% Convertible Redeemable Preferred Stock

                                                                   ______ Shares


                 FOR VALUE RECEIVED, Telechips Corporation, Inc., a Nevada corporation (the "COMPANY"), hereby certifies that __________ or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on October 31, 1994 and prior to 5:00 P.M., New York City time, on October 31, 1999 (the "Termination Date") __________________________
______ (______) fully paid and non-assessable shares of the Series A 10% Convertible Redeemable Preferred Stock, $1.00 par value per share, of the Company at an exercise price of $1.00 per share. (Hereinafter, (i) said Series A 10% Convertible Redeemable Preferred Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "PREFERRED STOCK," (ii) the Series A Common Stock, $.01 par value, of the Company into which the Preferred Stock is convertible, is referred to as the "COMMON STOCK," (iii) the shares of the Preferred Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "WARRANT SHARES", (iv) the shares of Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) following the conversion of all shares of Preferred Stock into Common Stock and each share of Common Stock receivable upon the conversion of the Warrant Shares receivable upon the exercise of this Warrant are referred to as the "CONVERSION SHARES," (v) the aggregate purchase price payable for the Warrant Shares or the Conversion Shares, as the case may be, hereunder is referred to as the "AGGREGATE WARRANT PRICE", (vi) the price payable for each of the Warrant Shares or the Conversion Shares, as the case may be, hereunder is referred to as the "PER SHARE WARRANT PRICE", (vii) this Warrant, all similar Warrants issued on the date hereof or in connection with the Private Placement of Units pursuant to the Private Placement Memorandum in which D.H. Blair Investment Banking Corp. acted as Placement Agent and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "WARRANTS" and (viii) the holder of this Warrant is referred to as the "HOLDER" and the holder of this Warrant and all other Warrants, Warrant Shares and/or Conversion Shares are referred to as the "HOLDERS" and Holders of more than 50% of the outstanding Warrants, Warrant Shares and Conversion Shares are referred to as the "MAJORITY OF THE HOLDERS"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares or Conversion Shares, as the case may be, deliverable upon exercise of this Warrant shall be adjusted by dividing the

Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

                 1.       EXERCISE OF WARRANT.

                 (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on April 7, 1995 and prior to 5:00 P.M., New York City time, on the Termination Date by the Holder:

                 (i) by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares or Conversion Shares, as the case may be, made by certified or official bank check payable to the order of the Company; or

             (ii) by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "CASHLESS EXERCISE") at the address set forth in Subsection 10(a) hereof. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares or Conversion Shares, as the case may be, subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then current market price per share of Preferred Stock (or the Common Stock into which the Preferred Stock is convertible) and the Per Share Warrant Price, and the denominator of which shall be the then current market price per share of Preferred Stock (or the Common Stock into which the Preferred Stock is convertible). For purposes of any computation under this Section 1(a)(ii), the then current market price per share of Preferred Stock (or the Common Stock into which the Preferred Stock is convertible) at any date (the "MARKET PRICE") shall be deemed to be the last sale price of the Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the Nasdaq Stock Market, Inc.("NASDAQ"), or other similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not reported on Nasdaq, the high per share bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market price of the Preferred Stock (or the Common Stock following conversion of all the Preferred Stock) as determined in good faith by the Board of Directors.


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                 (b)      If this Warrant is exercised in part, this Warrant
must be exercised for a number of whole shares of the Preferred Stock, (or the Common Stock following conversion of all the Preferred Stock) and the Holder is entitled to receive a new Warrant covering the Warrant Shares or Conversion Shares, as the case may be, which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares or Conversion Shares, as the case may be. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Preferred Stock (or the Common Stock following conversion of all the Preferred Stock) to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Preferred Stock (or the Common Stock following conversion of all the Preferred Stock) to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                 (c) If this Warrant is exercised on or after the date on which all shares of Preferred Stock have been converted into shares of Common Stock (the "Conversion Date"), then this Warrant shall be exercisable only for Conversion Shares at the then applicable Per Share Warrant Price (including any adjustment pursuant to Section 3(h) below).

                 2. RESERVATION OF WARRANT SHARES; LISTING. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Preferred Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal and (b) have authorized and in reserve, and will keep available, solely for issuance or delivery upon conversion of the Warrant Shares receivable upon the exercise of this Warrant, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon such conversion, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal; and
(c) if the Company hereafter lists its Common Stock on any national securities exchange, keep the Conversion Shares authorized for listing on such exchange upon notice of issuance.

                 3.       PROTECTION AGAINST DILUTION.

                 (a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Preferred Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Preferred Stock, referred to in Sub-

section 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such non-excluded event being herein called a "SPECIAL DIVIDEND"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current Market Price of the Preferred Stock less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Preferred Stock and the denominator of which shall be the then current Market Price of the Preferred Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

                 (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Preferred Stock, (ii) subdivide its outstanding shares of Preferred Stock into a greater number of shares, (iii) combine its outstanding shares of Preferred Stock into a smaller number of shares or (iv) issue by reclassification of its Preferred Stock any shares of capital stock of the Company (other than the Conversion Shares), the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Preferred Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                 (c) Except as provided in Subsections 3(a) and 3(d), in case the Company shall hereafter issue or sell any shares of Preferred Stock or rights, options, warrants or securities convertible into Preferred Stock entitling the holders thereof to purchase Preferred Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "TOTAL CONSIDERATION") by (ii) the number of additional shares of Preferred Stock issuable upon exercise or conversion of such securities) less than the then current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of Preferred Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus (B) the Total Consideration by (ii) the number of shares of Preferred Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Preferred Stock issuable upon exercise or conversion of such securities.

                 (d) No adjustment in the Per Share Warrant Price shall be required in the case of the issuance by the Company of Preferred Stock pursuant to the exercise of any Warrant.

                 (e) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolid exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                 (f) Upon the conversion of all the Preferred Stock into Common Stock the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which the Holder would have owned immediately following such conversion had this Warrant been exercised immediately prior thereto.

                 (g) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Majority of the Holders may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

                 (h) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.10 per share of Preferred Stock; provided, however, t carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(h)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Preferred Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.
Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                 (i) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated (unless requested by a Majority of the Holders) to obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares or Conversion Shares, as the case may be, after such adjustment or the effect of such modification,

                 (j) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Preferred Stock or Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

                 (k) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Preferred Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the

Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Preferred Stock and other capital stock.

                 (l) For purposes of the anti-dilution protection contained in this Section 3, at all times following the conversion of all shares of Preferred Stock into shares of Common Stock, the term Preferred Stock shall be read to be Common Stock, context permitting, so that the anti-dilution provisions will continue to protect the purchase rights represented by this Warrant after the conversion of all the Preferred Stock into the Common Stock in accordance with the essential intent and principles of this Section 3.

                  4. FULLY PAID STOCK; TAXES. The Company agrees that the shares of the Preferred Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant and those for Common Stock delivered upon the conversion of the Warrant Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Preferred Stock and the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share, Conversion Share, or any certificate thereof.

                 5.       REGISTRATION UNDER SECURITIES ACT OF 1933.

                 (a) The Company agrees that if, at any time during the six year period commencing one year after the closing date of an initial public offering of the Company's securities (the "IPO") registered under the Securities Act of 1933, as amended (the "Act"), the Holder and/or the Holders of any other Warrants, Warrant Shares and/or Conversion Shares, which have not previously been registered under the Act, shall request that the Company file, a registration statement under the Act covering not less than 50% of the Conversion Shares, the Company will (i) promptly notify each Holder of the Warrants, Warrant Shares and Conversion Shares not previously sold pursuant to this Section 5, that such registration statement will be filed and that the Conversion Shares which are then held, and/or may be acquired upon exercise of the Warrants and conversion of the Warrant Shares by the Holder and such holders will be included in such registrament at the Holder's and such holders' request, (ii) cause such registration statement to cover all of such Conversion Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Conversion Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holders or holders to effect the proposed sale or other disposition, not to exceed nine (9) months. The Company shall be required to effect a registration or qualification pursuant to this Subsection 5(a) on one occasion only.

                 (b) The Company agrees that if, at any time and from time to time during the seven year period commencing after the IPO, the Board of Directors of the Company shall authorize the filing of a registration statement under the Act (other than the initial public offering of the Company's Common Stock and otherwise than pursuant to Subsection 5(a) hereof, or other than a registration statement on Form S-8, Form S-4 or any other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (i) promptly notify each Holder of the Warrants, Warrant Shares and Conversion Shares not previously sold pursuant to this Section 5, that such registration statement will be filed and that the Conversion Shares which are then held, and/or may be acquired upon exercise of the Warrants and conversion of the Warrant Shares by the Holder and such holders will be included in such registration statement at the Holder's and such holders' request provided such request is received by the Company within twenty (20) days after receipt of notice from the Company, (ii) cause such registration statement to cover all of such Conversion Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Conversion Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holders or holders to effect the proposed sale or other disposition, not to exceed nine (9) months.

                 (c) Whenever the Company is required pursuant to the provisions of this Section 5 to include in a registration statement Conversion Shares, the Company shall (i) furnish each Holder of any Warrants, Warrant Shares and/or Conversion Shares and each underwriter of such Common Stock with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such uner to facilitate the sale or distribution of such Common Stock, (ii) use its best efforts to register or qualify such Common Stock under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any Common Stock and each underwriter of such Common Stock being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that such Common Stock be sold.

                 (d) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 5(b) hereof notwithstanding that Warrants, Warrant Shares and/or Conversion Shares subject to this Warrant may be included in any such registration. The Company shall also comply with one request for registration made pursuant to Subsection 5(a) hereof at its own expense and without charge to any holder of any Warrants, Warrant Shares and/or Conversion; and the Company shall comply with one additional request made pursuant to Subsection 5(a) hereof (and not deemed to be pursuant to Subsection 5(b) hereof) at the sole expense of such majority holder. Any holder whose Warrants, Warrant Shares and/or Conversion Shares are included in any such registration statement pursuant to this Section 5 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrants, Warrant Shares and/or Conversion Shares sold by him pursuant thereto.

                 (e) The Company will indemnify the holders of Conversion Shares which are included in each registration statement referred to in Subsections 5(a) and 5(b), and the underwriters of such Common Stock, substantially to the same extent as is customary for indemnification and contribution provisions in favor of underwriters and selling shareholders of similar offerings, and such Holders will indemnify the Company (and the underwriters, if applicable) with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the underwriters indemnify the Company.

                 (f) If the Company shall at any time have completed a public offering of shares of its Preferred Stock or Common Stock, it shall thereafter take such steps as may be necessary to register it's Preferred Stock or Common Stock, as the case may be, under Section 12(g) of the Securities Exchange Act of 1934, as amended, to maintain such status, and to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Act.

                 (g) Notwithstanding the foregoing, the Company shall not be obligated to effect any registration pursuant to this Section 5 if at the time of any request to effect a registration pursuant to this Section 5, the Company is engaged, or has fixed plans to engage within ninety (90) days of the time of the request, in a registered public offering or is engaged, or has fixed plans to engage within ninety (90) days of time of the request, in any other activity that, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of one hundred twenty (120) days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, such rights to delay a request to be exercised by the Company not more than once in any twelve month period.

                 6. LIMITED TRANSFERABILITY. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

                 7. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                 8. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

                 9. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                 (a) the Company at Telechips Corporation, 1575 Delucchi Lane, Reno, Nevada 89502, or such other address as the Company has designated in writing to the Holder, or

                 (b) the Holder at D.H. Blair Investment Banking Corp., 44 Wall Street, New York Attn: Martin A. Bell, Esq., or other such address as the Holder has designated in writing to the Company.

                 10. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                 11. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this ___ day of __________, 1994.

                                       TELECHIPS CORPORATION


                                       By:____________________________________
                                          Name:
                                          Title:   President

ATTEST:

__________________________________
             Secretary
[Corporate Seal]

                                  SUBSCRIPTION

                 The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Preferred Stock, par value $1.00 per share, of Telechips Corporation covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:__________________               Signature:_____________________________

                                       Address:_______________________________





                               CASHLESS EXERCISE

                 The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Preferred Stock, par value $1.00 per share, of Telechips Corporation pursuant to the Cashless Exercise provisions of the Warrant.

Dated:__________________               Signature:_____________________________

                                       Address:_______________________________





                                   ASSIGNMENT

                 FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
_____________________, attorney, to transfer said Warrant on the books of Telechips Corporation

Dated:__________________               Signature:_____________________________

                                       Address:_______________________________

                               PARTIAL ASSIGNMENT

                 FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Preferred Stock, par value $1.00 per share, of Telechips Corporation covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Telechips Corporation.


Dated:__________________               Signature:_____________________________

                                       Address:_______________________________





                                      -13-